UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 28, 2011

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 28, 2011, Ryan P. Bogan was appointed as the Chief Operating Officer of LMI Aerospace, Inc. (the “Company”), effective as of July 1, 2011.  Simultaneously with Mr. Bogan assuming the role of Chief Operating Officer, he will resign as the Chief Executive Officer of the Company’s wholly owned subsidiary, D3 Technologies, Inc.

Mr. Bogan, age 36, has served as a Vice President of the Company since 2007 and Chief Executive Officer of D3 Technologies, Inc. since 2002.  Prior thereto, Mr. Bogan had served in various management positions with D3 Technologies, Inc. since 1998.

The terms of Mr. Bogan’s employment arrangement are being embodied in an employment agreement with the Company that is expected to be completed in mid-July, the material terms of which will be disclosed once the agreement has been finalized.

There are no family relationships between Mr. Bogan and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.  Additionally, there have been no transactions involving Mr. Bogan that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Bogan has received in the past shares of the restricted common stock of the Company, par value $0.02 per share, under the LMI Aerospace, Inc. 2005 Long-Term Incentive Plan.

Item 5.07.  Submission of Matters to a Vote of Security Holders

On June 28, 2011, the Company held its 2011 Annual Meeting of Shareholders (the “Shareholders’ Meeting”).  At the Shareholders’ Meeting, the shareholders took the following actions, and the vote tally with respect to each such action was as follows:

(a)	Re-elected the following three Class I directors to serve until 2014 and until their successors are duly elected and qualified by the votes set forth in the following table:

Director	For	Withheld	Abstain and Broker Non-Votes
Sanford S. Neuman	5,711,165	3,610,388	1,458,333
John S. Eulich	9,179,782	141,771	1,458,333
Judith W. Northup	9,178,437	143,116	1,458,333

(b)
Ratified the selection of PricewaterhouseCoopers LLP by the Audit Committee of the Board of Directors to serve as the Company’s independent registered public accounting firm for 2011 by the votes set forth in the following table:

For	Against	Abstain	Broker Non-Votes
10,629,438	150,487	500	0

(c)	Approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement, by the votes set forth in the following table:

For	Against	Abstain	Broker Non-Votes
9,128,450	179,615	13,488	1,458,872

(d)
By a plurality of the votes cast, voted, on an advisory basis, for three years as the frequency with which the Company should include an advisory vote on the Company’s executive compensation program in its proxy materials for future annual shareholder meetings (or special shareholder meetings for which the Company must include executive compensation information in the proxy statement for that meeting) by the votes set forth in the following table:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
4,432,319	107,495	4,762,299	19,440	1,458,872

Section 8 – Other Events

Item 8.01.  Other Events.

Under the Company’s 2005 Long-Term Incentive Plan, as amended (the “Plan”), on each date of the Company’s Annual Meeting of Shareholders, each “Non-Employee Director” (as defined in the Plan) receives an automatic award of shares of restricted stock as part of his or her director’s fees.  The Company’s directors are paid an annual fee, which is set from time to time by the Board of Directors and currently consists of (i) cash in the amount of $32,000 (payable in equal quarterly installments) and (ii) that number of shares of restricted stock having a fair market value as of the award date of $48,000. Accordingly, each Non-Employee Director, namely, Joseph Burstein, John S. Eulich, Sanford S. Neuman, Judith W. Northup, John M. Roeder and Thomas G. Unger, was awarded 2,008 shares of restricted stock pursuant to the Plan coincident with the Shareholders’ Meeting. The restrictions on the shares of restricted stock awarded to the Non-Employee Directors vest (i.e., the forfeiture provisions lapse) on the third anniversary of the award date.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 5, 2011

LMI AEROSPACE, INC.

By:	/s/ Lawrence E. Dickinson
Lawrence E. Dickinson
Vice President, Chief Financial Officer and Secretary